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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2006

                          REGIONS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                        0-6159                  63-0589368
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

417 North 20th Street, Birmingham, Alabama                          35203
(Address of principal executive offices)                          (Zip code)

                                 (205) 944-1300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT


Employment Agreements
---------------------

On October 24, 2006, Regions Financial Corporation (the "Company") entered into an amended and restated employment agreement with Richard D. Horsley, Vice Chairman and Chief Executive Officer of Business Enterprises for the Company, to be effective as of October 18, 2006, and the Company and its subsidiary, Morgan Keegan & Company, Inc. ("Morgan Keegan"), entered into a new employment agreement with G. Douglas Edwards, the President and Chief Executive Officer of Morgan Keegan. Mr. Horsley's amended and restated employment agreement is filed as Exhibit 99.1 to this report, and is incorporated herein by reference. Mr. Edwards' employment agreement is filed as Exhibit 99.2 to this report, and is incorporated herein by reference.

Employment Agreement with Richard D. Horsley
--------------------------------------------

In anticipation of Mr. Horsley's previously announced retirement from the Company effective on December 31, 2006, and in recognition of Mr. Horsley's right to terminate his employment for "good reason" under his prior employment agreements, and his long and valuable service to the Company, as well as to assure that the Company will have the continuing dedication of Mr. Horsley through December 31, 2006 notwithstanding the anticipated merger of the Company with AmSouth Bancorporation, the board of directors of the Company determined that it was in the best interests of the Company to amend and restate Mr. Horsley's employment agreement. The amended and restated employment agreement replaces Mr. Horsley's prior employment agreement and career award agreement dated December 20, 2005 ("career award agreement"). Many of the provisions, terms and conditions in the employment agreement are substantially the same as the provisions, terms and conditions in Mr. Horsley's prior employment agreement. The principal changes effected by amending Mr. Horsley's employment agreement and career award agreement are described below.

ANNUAL BONUS. Mr. Horsley's annual bonus will be payable regardless of whether he is still employed by the Company on the payment date.

MEDICAL BENEFITS. The employment agreement provides that Mr. Horsley's medical, dental, and prescription drug benefits will be continued for three years upon termination of employment on or after December 31, 2006, or termination by Mr. Horsley for good reason (as defined in the employment agreement) or by Regions without cause (as defined in the employment agreement) prior to December 31. In the event of Mr. Horsley's death prior to December 31, 2009, Mr. Horsley's wife will have the right to continue such benefits for herself as if Mr. Horsley were still alive.

MODIFICATIONS AND CLARIFICATIONS TO OTHER PLANS AND AGREEMENTS. As described below, the employment agreement modifies and clarifies Mr. Horsley's rights with respect to certain of the Company's plans that he participates in as well as with respect to equity incentives previously awarded to Mr. Horsley.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Mr. Horsley's benefits under the Company's Supplemental Executive Retirement Plan (the "SERP") shall be determined by including in the calculation of "average monthly compensation" 100% of bonuses (which include any portion of a bonus that is or was deferred at the election of Mr. Horsley into a qualified 401(k) plan or non-qualified deferred compensation plan) paid or payable within the averaging period. Under his prior employment agreement, the calculation of Mr. Horsley's SERP benefit would not have reflected any bonus amounts.

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AMENDMENT OF STOCK OPTIONS. All of Mr. Horsley's stock options (vested and unvested) outstanding on October 18, 2006 are modified by causing each stock option to remain exercisable for the remainder of its original term unless Mr. Horsley is terminated for cause or resigns without good reason prior to December 31, 2006, and the per share exercise price of each stock option is increased (if applicable) to the Fair Market Value (as defined under the applicable stock option plan) as of October 18, 2006. In exchange for such increase in the per share exercise price of each stock option, the Company has agreed to pay Mr. Horsley an amount equal to the increase in exercise price of each such stock option.

RESTRICTED STOCK. The shares of restricted stock previously granted to Mr. Horsley (including shares granted pursuant to the career award agreement will vest and the restrictions will lapse, on the earlier of December 31, 2006 or the termination of his employment due to death, termination by the Company without cause or termination by Mr. Horsley for good reason. If, prior to December 31, 2006, Mr. Horsley is terminated for cause or resigns without good reason, such shares of unvested restricted stock will be forfeited by Mr. Horsley.

PERFORMANCE SHARES. The employment agreement provides that, if the Company's financial performance is such that Mr. Horsley would otherwise be entitled to a grant of shares under previously awarded performance restricted shares, such shares shall be issued to him as vested unrestricted shares regardless if he is no longer employed by the Company on the date of issuance.

COMPLIANCE. The employment agreement also includes provisions intended to cause the employment agreement to comply with Section 409A of the Internal Revenue Code.

Employment Agreement with G. Douglas Edwards
--------------------------------------------

TERM. The employment agreement is for an initial term expiring on October 18, 2010. Beginning on October 18, 2010, and on each anniversary thereof that occurs prior to Mr. Edwards' 62nd birthday, the term automatically extends for an additional one-year period unless, prior to such anniversary, either Morgan Keegan or Mr. Edwards notifies the other of its intention not to extend the agreement.

SALARY. The employment agreement provides for an annual base salary of $135,000, which may be increased from time to time (but not reduced).

ANNUAL BONUS. Mr. Edwards shall receive an annual cash bonus in an amount not less than 75% of the largest annual bonus paid or payable to Mr. Edwards
(before reduction for any voluntary deferral of income) with respect to services performed in any of the three preceding calendar years (the "guaranteed bonus"). The computation of the guaranteed bonus excludes that portion of a prior year's annual bonus that Morgan Keegan demonstrates would not have been paid but for the minimum bonus provided for in the preceding sentence. In addition, Mr. Edwards shall have the opportunity to earn a greater annual bonus based on performance and generally consistent with Morgan Keegan's practices as in effect prior to October 18, 2006.

INCENTIVE AWARDS. Mr. Edwards shall receive long-term incentive compensation awards under Morgan Keegan's and Regions' long-term incentive compensation plans on terms and conditions no less favorable than those provided to the senior

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executive officers of Regions and with a value commensurate with Mr. Edwards's duties and responsibilities.

BENEFITS. Mr. Edwards shall generally be entitled to participate in all employee benefit, welfare, perquisite and other plans, practices, policies and programs (including participation in certain supplemental executive retirement plans and benefits with respect to a change of control) at a level, in the aggregate, at least as favorable as provided to the senior executive officers of Regions (and any successor) and at a level that is no less favorable in the aggregate than those provided to Mr. Edwards immediately prior to October 18, 2006.

TERMINATION OF EMPLOYMENT. The employment agreement also specifies the payments and benefits to which Mr. Edwards is entitled upon his termination of employment for specified reasons, including death, disability, termination by Morgan Keegan with or without "cause" and resignation by Mr. Edwards with or without "good reason" (as such terms are defined in Mr. Edward's employment agreement).

BY MORGAN KEEGAN OTHER THAN FOR CAUSE OR DISABILITY; BY MR. EDWARDS FOR GOOD REASON. If Mr. Edwards' employment is terminated by Morgan Keegan other than for cause or disability, or Mr. Edwards terminates his employment for good reason, Morgan Keegan shall pay Mr. Edwards in a lump sum cash payment within 30 days after the date of termination (as such term is defined in Mr. Edwards' employment agreement) the sum of (1) his annual base salary through the date of termination; (2) his annual bonus for the calendar year prior to the calendar year in which the date of termination occurs; and (3) the guaranteed bonus for the calendar year in which the date of termination occurs, pro rated for the number of days in the calendar year through the date of termination, in each case to the extent not previously paid or deferred at his election. Morgan Keegan will also pay Mr. Edwards in a lump sum cash payment within 30 days after the date of termination a severance payment ("severance payment") equal to three times the sum of (1) Mr. Edwards' annual base salary and (2) the largest annual bonus paid or payable to Mr. Edwards (before reduction for any voluntary deferral of income) with respect to services performed in any of the three calendar years immediately preceding the year in which the date of termination occurs. In addition to the required cash payment, all stock options, long-term incentive awards, restricted stock, other equity awards and deferred compensation shall immediately vest as of the date of termination and all stock options and similar equity awards shall generally remain exercisable for the remainder of their term as though the Executive remain employed with Morgan Keegan. Morgan Keegan also will permit Mr. Edwards to elect COBRA continuation of medical and dental benefits for himself, his spouse and his dependents for three years following the date of termination.

DEATH. If Mr. Edwards' employment is terminated as a result of his death, Morgan Keegan will be obligated to make payments to Mr. Edwards' estate in the same amounts, and to provide comparable benefits, as required above in connection with a termination by Morgan Keegan without cause, provided that Morgan Keegan shall not be obligated to make the severance payment.

DISABILITY. If Mr. Edwards' employment is terminated as a result of his disability, Morgan Keegan will be obligated to make payments to Mr. Edwards in the same amounts, and to provide comparable benefits, as required above in connection with a termination by Morgan Keegan without cause, provided that Morgan Keegan shall not be obligated to make the severance payment.

BY MORGAN KEEGAN FOR CAUSE; BY MR. EDWARDS WITHOUT GOOD REASON. If Mr. Edwards' employment is terminated for cause or Mr. Edwards terminates his employment without good reason, then the employment agreement shall terminate without further obligation on the part of Mr. Edwards or Morgan Keegan other than the obligation to pay to Mr. Edwards (1) his annual base salary through the date of termination; (2) his annual bonus for the year prior to the calendar year in which the date of termination occurs to the extent not theretofore paid; and (3) any other amounts or benefits required to be paid or provided to Mr. Edwards under any plan, program, policy or contract of Morgan Keegan through the date of

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termination, in each case to the extent not previously paid or deferred at his election.

GROSS-UP PAYMENT. In the event that any of the severance payments described are subject to federal excise taxes under the "golden parachute" provisions of the tax code, the payments will include gross-up for any such excise taxes plus any excise or income taxes owed on the payment of the gross-up for the excise taxes.

RESTRICTIVE COVENANTS. Mr. Edwards' employment agreement requires him to hold in a fiduciary capacity all of Morgan Keegan's confidential information. In addition, Mr. Edwards' employment agreement contains customary non-competition and non-solicitation provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of this current report on Form 8-K.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGIONS FINANCIAL CORPORATION
                                           (Registrant)


                                        By: /s/ Ronald C. Jackson
                                            ------------------------------------
                                            Ronald C. Jackson
                                            Senior Vice President and
                                            Comptroller

Date: October 27, 2006



                                INDEX TO EXHIBITS

Exhibit No.                               Description
-----------                               -----------

99.1 Amended and restated employment agreement between the company and Richard D. Horsley dated as of October 18, 2006.

99.2 Employment agreement among the company, Morgan Keegan & Company, Inc., and G. Douglas Edwards dated as of October 18, 2006.